EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Patient Safety Technologies, Inc., f/k/a Franklin Capital Corporation, on Form S-8 of our report dated May 16, 2007, with respect to the consolidated financial statements of Patient Safety Technologies, Inc. as of December 31, 2006 and for the year then ended.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

San Diego, California
May 16, 2007